UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 10, 2020

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 102, York, PA 17402

(Address of principal executive offices)

717-434-0668

(Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Ameri Metro Inc. (the “Company”) entered into an Opportunity License Agreement with Eastern Development & Design, Inc. on May 24, 2012, which was then amended in June 2019.  The amended Opportunity License Agreement now states that the Company has a 25% non-controlling interest in Eastern Development & Design, Inc. and the ownership interest also includes ownership of book value in Eastern Development & Design, Inc..  Eastern Development & Design, Inc. shall pay 25% of all profits before taxes to the Company. Based on Eastern Development & Design, Inc.’s operations through July 2020, the Company is entitled to $29,905,874,992.50 of Book Value. The Company will record 25% ownership of its stakeholder interest in their financial filings beginning August 10, 2020. All related future revenue will also be recorded in the Company’s financial filings.

Item 9.01 Exhibits

(d) Exhibits.

23.1 Auditors Consent

99.1 Supporting Documents

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 14, 2020

Ameri Metro, Inc. /s/ Robert Choiniere —————————————— By: Robert Choiniere Title: Chief Financial Officer